Exhibit 99.1

PRESS RELEASE

Contact: Kevin Hackett

Ezenia! Inc.

Investor Relations

investorrelations@ezenia.com

EZENIA! INC. Announces 2008 Third Quarter Financial Results

Nashua, N.H., November 12, 2008 – Ezenia! Inc. (OTCBB: EZEN.OB), a leading market provider of real-time collaboration solutions for corporate and government networks, today reported financial results for its third quarter ended September 30, 2008.

Revenue was approximately $1.7 million for the third quarter of 2008 and $5.3 million for the nine months ended September 30, 2008, a decrease of 13.7% and 26.2% from the same periods ended September 30, 2007, respectively.  The Company believes that the decline in revenue was primarily attributable to redirections of IT budget imposed by the Defense Information System Agency (DISA) to promote competing solutions selected for the Net-Centric Enterprise Services (NCES) programs, which has resulted in very few new purchases of InfoWorkSpace (IWS) and reductions in renewals from affected customers.

Operating results yielded losses of approximately $747,000 and $2.3 million for the third quarter and nine months ended September 30, 2008, compared to losses of $2.3 and $2.8 million for the same periods in 2007, respectively.  Operating costs declined to approximately $1.8 million and $5.5 million for the corresponding periods ended September 30, 2008, compared to $2.1 million and $5.5 million for the same periods ended September 30, 2007, respectively.

Net losses were approximately $748,000, or ($0.05) per share, and $2.2 million, or ($0.15) per share, for the third quarter and nine months ended September 30, 2008, as compared to net losses of approximately $2.2 million, or ($0.15) per share, and $2.3 million, or ($0.16) per share, for the same periods in 2007, respectively.  In the quarter ended September 30, 2007 a $1.4 million reserve against a contractual commitment to purchase software licenses from Microsoft was recorded.

The Company believes that, while there are potential opportunities for limited recovery and new sales in the existing Department of Defense (DOD) customer base, the redirection of budget funds and the promotion of competing solutions by DISA will continue to result in the reduction of renewals and elimination of new purchases of IWS by our customers, thereby creating losses within our core business.  Coupled with the currently difficult economic conditions which lengthen the business development and sales activities on the commercial segment, the Company anticipates continued downward pressure on revenue and profitability for the foreseeable future.  With the cash balance at $8.1M at the end of the third quarter, the Company has been taking significant actions to streamline its expense profile while endeavoring to preserve its continued investments in critical areas, including the continued enhancements of IWS and the development of new products.

About Ezenia! Inc.

Ezenia! Inc. (OTC Bulletin Board: EZEN.OB), founded in 1991, is a leading provider of real-time collaboration solutions, bringing new and valuable levels of interaction and collaboration to corporate networks and eGovernment. By integrating voice, video and data collaboration, the Company’s award-winning products enable groups to interact through a natural meeting experience regardless of geographic distance. Ezenia! products allow dispersed groups to work together in real-time using powerful capabilities such as instant messaging, white boarding, screen sharing and text chat. The ability to discuss projects, share information, and modify documents allows users to significantly improve team communication and accelerate the decision-making process. More information about Ezenia! Inc. and its product and service offerings can be found at the Company’s website, http://www.ezenia.com.

Note to Investors Regarding Forward-Looking Statements

Statements included in this release that are not historical facts may be considered forward-looking statements. You can identify these forward-looking statements by use of the words “expects,” “anticipates,” “estimates,” “believes,” “projects,” “intends,” “plans,” “will,” “may,” and similar words.  Such forward-looking statements, including statements regarding the Company’s financial outlook and strategy, changes in its DOD customer base, proposed investments in its product development efforts, and its recovery and growth opportunities, involve risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements. These risks and uncertainties include the considerations that are discussed in the Company’s 2007 Annual Report on Form 10-K for the year ended December 31, 2007, such as the evolution of the Company’s market, its dependence on major customers, its dependence on the United States government as its largest customer, rapid technological change and competition within the collaborative software market, its reliance on third-party technology, protection of its propriety technology, acceptance of InfoWorkSpace (IWS) in the commercial market, retention of key employees, stock price volatility, customer acceptance of version 3.0 of IWS, its history of liquidity concerns and operating losses, and other considerations that are discussed further in such report. You should not place undue reliance upon any such forward-looking statements, which speak only as of the date made.  The Company disclaims any obligation to update forward-looking statements after the date of such statements.

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Note: Ezenia! is a registered trademark of Ezenia! Inc. and the Ezenia! Logo and InfoWorkSpace are trademarks of Ezenia! Inc.  Additional information on Ezenia! and its products is available at http:// www.ezenia.com.

EZENIA! INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share related data)

(Unaudited)

	September 30,	December 31,
	2008	2007
Assets
Current assets
Cash and cash equivalents	$8,100	$9,395
Accounts receivable, less allowances of $28 at September 30, 2008 and $413 at December 31, 2007	503	2,479
Prepaid software licenses	1,540	1,417
Prepaid expenses and other current assets	218	292
Total current assets	10,361	13,583

Deposits	15	15
Prepaid licenses, net of current portion	—	169
Capitalized software, net	—	18
Equipment and improvements, net	260	380
Total assets	$10,636	$14,165

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$352	$497
Accrued expenses	1,775	1,885
Accrued restructuring	210	215
Employee compensation and benefits	251	266
Deferred revenue	1,960	3,512
Total current liabilities	4,548	6,375

Deferred revenue, net of current portion	—	17

Stockholders’ equity
Preferred stock, $.01 par value, 2,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.01 par value, 40,000 shares authorized, 15,417,754 issued and 14,658,217 outstanding at September 30, 2008; 15,360,629 issued and 14,601,092 outstanding at December 31, 2007	154	154
Capital in excess of par value	65,370	64,870
Accumulated deficit	(56,491)	(54,306)
Treasury stock at cost, 759,537 shares at September 30, 2008 and December 31, 2007	(2,945)	(2,945)
Total stockholders’ equity	6,088	7,773
Total liabilities and stockholders’ equity	$10,636	$14,165

EZENIA! INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share related data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenues
Product revenue	$1,680	$2,003	$5,211	$6,417
Product development revenue	65	19	82	751
Service revenue	—	—	—	2
	1,745	2,022	5,293	7,170
Cost of revenues
Cost of product revenue	663	2,160	2,027	3,921
Cost of product development revenue	6	17	6	568
Cost of service revenue	—	—	—	2
	669	2,177	2,033	4,491

Gross profit (loss)	1,076	(155)	3,260	2,679

Operating expenses
Research and development	533	603	1,598	1,695
Sales and marketing	565	568	1,658	1,425
General and administrative	497	761	1,748	1,928
Depreciation	45	40	165	108
Occupancy and other facilities related expenses	82	125	244	354
Restructuring charge	101	—	101	—
Total operating expenses	1,823	2,097	5,514	5,510

Loss from operations	(747)	(2,252)	(2,254)	(2,831)

Interest income, net	37	146	129	453
Other income (expense)	(38)	10	(60)	32
	(1)	156	69	485

Net loss	$(748)	$(2,096)	$(2,185)	$(2,346)

Basic and diluted loss per share:
Basic	$(0.05)	$(0.14)	$(0.15)	$(0.16)
Diluted	$(0.05)	$(0.14)	$(0.15)	$(0.16)
Weighted average common shares:
Basic	14,608,696	14,686,234	14,641,891	14,680,141
Diluted	14,608,696	14,686,234	14,641,891	14,680,141